Exhibit 99.1

Trinity Place Holdings Inc. Announces Commencement of Rights Offering

NEW YORK – Trinity Place Holdings Inc. (the “Company”) (OTC: TPHS) announced today that it has commenced its previously disclosed $30.0 million rights offering. Under the terms of the rights offering, the Company will distribute 0.248362 non-transferable subscription rights to purchase shares of its common stock, for each share of its common stock held by a stockholder as of 5:00 p.m., New York time on the record date of November 4, 2015, as more fully described in the prospectus relating to the rights offering. Each whole subscription right will entitle the holder to purchase one share of common stock at a subscription price equal to $6.00 per share. Holders as of the record date that exercise their basic subscription rights in full will also have over subscription rights, pursuant to which they may be able to purchase additional shares at the subscription price to the extent that not all subscription rights are exercised, subject to certain limitations and as more fully described in the prospectus. The subscription rights may be exercised until 5:00 p.m. New York time, on November 30, 2015. As discussed in the prospectus related to the rights offering, the Company has entered into agreements with two existing stockholders pursuant to which one will serve as standby purchaser and the other has agreed to purchase at least its pro rata share of common stock in the rights offering, in each case, pursuant to the terms and conditions of the applicable agreements and as further described in the prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Trinity Place Holdings, Inc.

Trinity Place Holdings currently has significant real estate in three states, a variety of consumer-sector intellectual property rights and significant net operating losses. Trinity’s assets include real estate in the Westbury, New York, Paramus, New Jersey, and West Palm Beach, Florida markets, as well as “Trinity Place,” one of Lower Manhattan’s premier development sites. Trinity intellectual property includes rights related to the Filene's Basement trademarks. The company is currently traded OTC under the symbol TPHS. Its current assets are the legacy of certain Syms Corp. and Filene’s Basement holdings as a result of those companies having emerged from Chapter 11 bankruptcy under a plan of reorganization in September 2012. More information on the Company can be found at www.trinityplaceholdings.com.

Forward Looking Statements

This release includes “forward-looking statements” which can be identified by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “expect,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to the closing of the rights offering, the Company’s limited operating history; the Company’s ability to execute its business plan; risks associated with investments in owned and leased real estate generally; unanticipated difficulties which may arise with respect to the Company and the other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company disclaims any obligation to update the forward-looking statements.

Contacts

Trinity Place Holdings Inc.

Linda Flynn, 212-235-2191

Linda.Flynn@tphs.com